Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 16, 2016, with respect to the consolidated financial statements and internal control over financial reporting of Quanex Building Products Corporation included in the Annual Report on Form 10-K for the year ended October 31, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Houston, Texas
April 3, 2017